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As filed with the Securities and Exchange Commission on July 18, 2013

Registration No. 333-172846

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	32-0388630 (IRS Employer Identification Number)

1901 N. Central Expressway, Suite 300
Richardson, Texas 75080
(972) 437-6792
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service: Michael J. Mauceli Reef Oil & Gas Partners, L.P. 1901 N. Central Expressway, Suite 300 Richardson, Texas 75080 (972) 437-6792	Copy to: Ted Schweinfurth Baker & McKenzie LLP 2001 Ross Avenue, Suite 2300 Dallas, Texas 75201 (214) 978-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of securities to the public:
From time to time after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 6 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-1 (File No. 333-172846) and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement have been omitted from this filing.

 PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of Dealer Manager Agreement**
1.2	Form of Soliciting Dealer Agreement**
3.1	Certificate of Formation, dated September 6, 2012**
3.2	Amendment to Certificate of Formation, dated February 7, 2013**
3.3	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)**
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered*
8.1	Form of Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)**
10.1	Form of Escrow Agreement with Wilmington Trust, National Association**
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1* and 8.1**)
23.2	Consent of BDO USA, LLP**
24.1	Powers of Attorney**

*
Filed herewith.

**
Previously filed.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on July 18, 2013.

REEF OIL & GAS DRILLING AND INCOME FUND, L.P., A TEXAS LIMITED PARTNERSHIP (Registrant)
By:	Reef Oil & Gas Partners, L.P., its Managing Partner
	By:	Reef Oil & Gas Partners, GP, LLC, its general partner
		By:	/s/ MICHAEL J. MAUCELI Michael J. Mauceli Manager

 INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Form of Dealer Manager Agreement**
1.2	Form of Soliciting Dealer Agreement**
3.1	Certificate of Formation, dated September 6, 2012**
3.2	Amendment to Certificate of Formation, dated February 7, 2013**
3.3	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)**
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered*
8.1	Form of Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)**
10.1	Form of Escrow Agreement with Wilmington Trust, National Association**
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1* and 8.1**)
23.2	Consent of BDO USA, LLP**
24.1	Powers of Attorney**

*
Filed herewith.

**
Previously filed.

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Explanatory Note
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS